EXHIBIT (t)(1)

SECRETARY’S CERTIFICATE

The undersigned, Secretary for each of the respective entities listed on the attached Schedule A (each referred to in the following resolution as the “Fund”) hereby certifies that the Board of Trustees of each entity duly adopted the following resolution on December 11, 2024:

RESOLVED:	That the persons named in any power of attorney given by any Trustee or officer of the Fund relating to Registration Statements on Form N-2, or any one of them, are authorized to sign each Registration Statement on Form N-2 under the Securities Act of 1933, and any amendments thereto, on behalf of the Fund pursuant to such power of attorney.

By:	/s/ Nicholas S. Di Lorenzo
Nicholas S. Di Lorenzo
Secretary

Dated: December 11, 2024

SCHEDULE A

Name of Trust/Fund

Eaton Vance Enhanced Equity Income Fund (EOI)

Eaton Vance Enhanced Equity Income Fund II (EOS)

Eaton Vance Floating-Rate Income Trust (EFT)

Eaton Vance Municipal Income Trust (EVN)

Eaton Vance National Municipal Opportunities Trust (EOT)

Eaton Vance Risk-Managed Diversified Equity Income Fund (ETJ)

Eaton Vance Senior Floating-Rate Trust (EFR)

Eaton Vance Senior Income Trust (EVF)

Eaton Vance Tax-Advantaged Dividend Income Fund (EVT)

Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund (ETO)

Eaton Vance Tax-Managed Buy-Write Income Fund (ETB)

Eaton Vance Tax-Managed Buy-Write Opportunities Fund (ETV)

Eaton Vance Tax-Managed Diversified Equity Income Fund (ETY)

Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (ETW)

Eaton Vance Tax-Managed Global Diversified Equity Income Fund (EXG)